As filed with the U.S. Securities and Exchange Commission on December 6, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CITY HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

West Virginia	55-0169957
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25 Gatewater Road

Cross Lanes, West Virginia 25313

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Charles R. Hageboeck

President and Chief Executive Officer

25 Gatewater Road

Cross Lanes, West Virginia 25313

(304) 769-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service for Registrant)

with copies to:

Charles D. Dunbar, Esq.

Elizabeth Osenton Lord, Esq.

Jackson Kelly PLLC

500 Lee Street, East, 16th Floor

Charleston, West Virginia 25301

(304) 340-1000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment hereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Price per Unit(3)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee(1)
City Holding Company:
Common Stock
Preferred Stock
Warrants to purchase Common Stock
Warrants to purchase Preferred Stock
Units
TOTAL:	$100,000,000		$100,000,000	$13,640

(1)	Estimated in accordance with Rule 457(o) solely for the purpose of calculating the registration fee.
(2)	Includes such indeterminate number of shares of common stock, shares of preferred stock, warrants to purchase common stock, warrants to purchase preferred stock and units that City Holding Company may sell pursuant to this Registration Statement, which may not exceed the maximum aggregate offering price of $100,000,000. The securities registered hereunder also include such indeterminate number of shares of common stock, preferred stock or warrants that may be issued upon conversion, exchange or exercise of any of the securities being registered hereby.
(3)	Omitted pursuant to General Instruction II.D of Form S-3. The proposed maximum offering price per class of security will be determined from time to time by City Holding Company in connection with, and at the time of, the issuance by City Holding Company of the securities registered hereunder.
(4)	In no event will the aggregate initial offering price of the securities issued under this Registration Statement exceed the amount registered above or the equivalent thereof in one or more foreign currencies or currency units.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

We will amend and complete the information in this prospectus. We may not sell any of these securities or accept your offer to buy any of them until the documentation filed with the SEC relating to these securities has been declared “effective” by the SEC. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any State or other jurisdiction where that would not be permitted or legal.

SUBJECT TO COMPLETION, DATED                     , 2012

PROSPECTUS

CITY HOLDING COMPANY

$100,000,000

Common Stock, Preferred Stock, Warrants and Units

We may offer from time to time common stock, preferred stock, warrants and units. We may also issue any of the common stock, preferred stock, warrants or units upon the conversion, exchange or exercise of any of the securities listed above. The aggregate initial offering price of the securities that we offer will not exceed $100,000,000.

We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offering. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “CHCO.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

You should refer to the risk factors that may be included in a prospectus supplement and in our periodic reports and other information we file with the U.S. Securities and Exchange Commission and carefully consider that information before investing in our securities.

These securities will be our equity securities, will not be savings accounts, deposits or other obligations of any bank or savings association, and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2012.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing the “shelf” registration process. Under this shelf process, we may sell, either separately or together, any combination of the securities described in this prospectus in one or more offerings. We may also issue any of the common stock, preferred stock, warrants or units upon conversion, exchange or exercise of any of the securities mentioned above. The aggregate amount of securities that we may offer under the registration statement is $100,000,000, denominated in U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the offering and the specific terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site, our website, or at the SEC offices, which are mentioned in this prospectus under the heading “Where You Can Find More Information.”

The words “we,” “our,” “us,” the “Company,” and “City Holding” refer to City Holding Company unless we indicate otherwise.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements other than statements of historical fact included in this prospectus or made in documents incorporated by reference herein are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such information involves risks and uncertainties that could result in the Company’s actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to: (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company could have adverse legal actions of a material nature; (4) the Company may face competitive loss of customers; (5) the Company may be unable to manage its expense levels; (6) the Company may have difficulty retaining key employees; (7) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (8) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (9) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (10) the Company may experience difficulties growing loan and deposit balances; (11) the current economic environment poses significant challenges for us and could adversely affect our financial condition and results of operations; (12) continued deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; (13) the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) recently adopted by the United States Congress; and (14) other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s reports (such as its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the

Securities and Exchange Commission and available on the SEC’s Internet site (http://www.sec.gov). Forward-looking statements made herein reflect management’s expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

CITY HOLDING COMPANY

City Holding Company is a $2.9 billion diversified financial holding company headquartered in Charleston, West Virginia. The Company conducts its principal activities through its wholly-owned subsidiary, City National Bank of West Virginia (“City National”). Through its network of 73 banking offices in West Virginia (57 offices), Kentucky (8 offices), Ohio (3 offices) and Virginia (5 offices), City National provides credit, deposit, trust and investment management, and insurance products and services to its customers. In addition to its branch network, City National’s delivery channels include ATMs, check cards, interactive voice response systems, and internet technology. As of September 30, 2012, City National had approximately 7% of the deposit market share in West Virginia, and the Company is the third largest bank holding company headquartered in West Virginia based on deposit share. The Company’s business activities are currently limited to one reportable business segment, which is community banking.

No portion of City National’s deposits are derived from a single person or persons, the loss of which could have a material adverse effect on liquidity, capital, or other elements of financial performance. Although no portion of City National’s loan portfolio is concentrated within a single industry or group of related industries, it historically has held residential mortgage loans as a significant portion of its loan portfolio. At June 30, 2012, 55% of the Company’s loan portfolio was categorized as residential mortgage and home equity loans. However, due to the fractionated nature of residential mortgage lending, there is no concentration of credits that would be considered materially detrimental to the Company’s financial position or operating results.

On August 2, 2013, the Company announced that it had executed a definitive agreement to acquire Community Financial Corporation (“Community Financial”) of Staunton, Virginia, and its principal banking subsidiary, Community Bank. The proposed merger is expected to close in the first quarter of 2013; however, it is subject to pending regulatory approvals, the approval of Community Financial’s shareholders and the completion of other customary closing conditions.

RISK FACTORS

An investment in our securities involves risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the proceeds from the sale of the securities described in this prospectus for general corporate purposes and to support our ongoing and future anticipated growth. Pending such use, we may temporarily invest the proceeds or use them to reduce short-term indebtedness. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common stock, preferred stock, warrants and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF COMMON STOCK

General

This section of the prospectus describes the material terms and provisions of our common stock. When we offer to sell shares of our common stock, we will describe the specific terms of the offering and the shares in a supplement to this prospectus. This summary does not purport to be exhaustive and is qualified in its entirety by reference to our articles of incorporation, as amended, our bylaws, as amended, and the applicable provisions of West Virginia law.

Our authorized capital stock consists of 50,000,000 shares of our common stock, par value $2.50 per share and preferred stock, par value $25.00 per share. Our authorized capital stock may be increased and altered from time to time in the manner prescribed by West Virginia law upon the vote of at least a majority of the shares entitled to vote on the matter. Our shares of common stock are traded on The Nasdaq Global Select Market under the symbol “CHCO.”

Each share of our common stock is entitled to one vote on all matters submitted to a vote at any meeting of stockholders. Holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of funds legally available therefor and, upon liquidation, to receive pro rata all assets, if any, of the Company that are available for distribution after the payment of creditors and any holders of preferred stock. Holders of our common stock have no preemptive rights to subscribe for any additional securities of any class that we may issue, nor any conversion, redemption or sinking fund rights. Under West Virginia law, holders of our common stock have the right to cumulate votes in the election of directors. The rights and privileges of holders of our common stock are subject to any preferences that our board of directors may set for any series of preferred stock that we may issue.

Notice of Shareholder Proposals

Pursuant to the City Holding Bylaws, shareholder proposals must be submitted to City Holding’s secretary not less than 120 days prior to the meeting at which such proposals are to be considered. If no annual meeting was held in the previous year or the date of the annual meeting was changed by more than 30 days from the anniversary date of the previous year’s annual meeting, the shareholder must give notice not later than 120 calendar days prior to such annual meeting or 10 calendar days following the date on which public announcement of the meeting is first made.

Amendment of Articles of Incorporation and Bylaws

Under West Virginia law, the City Holding Articles of Incorporation generally may be amended by the affirmative vote of a majority of all votes of shareholders entitled to be cast on a matter and a majority of the outstanding stock of each class entitled to vote on the amendment, unless a greater number is specified in the articles of incorporation. The City Holding Articles do not require a greater vote.

The City Holding Bylaws may be amended only by a majority vote of the directors of City Holding.

Business Combinations with Interested Parties

West Virginia corporate law does not contain statutory provisions restricting certain business combinations. Additionally, the City Holding Articles of Incorporation do not contain special provisions relating to business combinations with interested parties.

Restrictions on Ownership

The Bank Holding Company Act of 1956, as amended, or BHC Act, generally would prohibit any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of City Holding. Control is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. Under the BHC Act, any existing bank holding company would require the prior approval of the Federal Reserve Board, before acquiring 5% or more of the voting stock of City Holding. In addition, the Change in Bank Control Act of 1978, as amended, or CBC Act, prohibits a person or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as City Holding, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company.

Transfer Agent

The transfer agent and registrar for City Holding common stock is Computershare Investor Services, LLC.

DESCRIPTION OF PREFERRED STOCK

General

This section of the prospectus describes the material terms and provisions of our preferred stock. When we offer to sell shares of our preferred stock, we will describe the specific terms of the offering and the shares in a supplement to this prospectus. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the particular series of preferred stock. This summary does not purport to be exhaustive and is qualified in its entirety by reference to our articles of incorporation, as amended, our bylaws, as amended, and the applicable provisions of West Virginia law.

Our authorized capital stock consists of 500,000 shares of our preferred stock, with par value of $25.00 per share. Under our articles of incorporation, as amended, we may issue shares of preferred stock in one or more series, as may be determined by our board of directors or a duly authorized committee. Our board of directors or a committee thereof may also establish, from time to time, the number of shares to be included in each series and may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and may increase or decrease the number of shares of any series without any further vote or action by the stockholders. Any preferred stock we may issue will rank senior to our common stock with respect to the payment of dividends or amounts paid upon liquidation, dissolution or winding up of our company, or both. In addition, any shares of our preferred stock may have class or series voting rights. Under certain circumstances, the issuance of shares of our preferred stock, or merely the existing authorization of our board of directors to issue shares of our preferred stock, may tend to discourage or impede a merger or other change in control of our company. No shares of preferred stock are currently outstanding. Each series of preferred stock will be issued under a certificate of designation, which will be filed with the SEC as an exhibit to a document incorporated by reference in this prospectus concurrently with the offering of such preferred stock. It is also subject to our Articles of Incorporation, as amended, which are incorporated by reference as an exhibit to this registration statement.

Our board of directors is authorized to determine or fix from time to time by resolution the following terms for each series of preferred stock, which will be described in a prospectus supplement:

•	the designation of such series and the number of shares to constitute such series;

•	the par value of the shares of such series, if any;

•	the voting rights, if any;

•	the dividend rate;

•	whether dividends are cumulative and, if so, the date from which dividends cumulate;

•	the payment date for dividends;

•	redemption rights, the applicable redemption prices and such other conditions of redemption;

•	amounts payable to holders on our liquidation, dissolution or winding up;

•	the amount of the sinking fund, if any;

•	whether the shares will be convertible or exchangeable into equity, and, if so, the prices and terms of conversion and such other terms and conditions of such conversion or exchange;

•	whether future shares of the series or any future series or other class of stock is subject to any restrictions, and, if so, the nature of the restrictions;

•	the conditions or restrictions, if any, upon the issuance of any additional stock; and

•	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of the Company.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our officers, directors and employees and our subsidiaries pursuant to benefit plans or otherwise.

Rank

Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

The holders of each series of preferred stock will be entitled to receive cash dividends if declared by our board of directors out of funds we can legally use for payment. The prospectus supplement will indicate the dividend rates and the dates on which we will pay dividends as to each series of preferred stock. The rates may be fixed or variable or both. If the dividend rate is variable, the formula used to determine the dividend rate will be described in the prospectus supplement. We will pay dividends to the holders of record of each series of preferred stock as they appear on the record dates fixed by our board of directors.

Our board of directors will not declare and pay a dividend on any series of preferred stock unless full dividends for all series of preferred stock ranking equal as to dividends have been declared or paid and sufficient funds are set aside for payment. If dividends are not paid in full to each series of preferred stock, we will declare any dividends pro rata among the preferred stock of each series and any series of preferred stock ranking equal to any other series as to dividends. A “pro rata” declaration means that the dividends we declare per share on each series of preferred stock will bear the same relationship to each other that the full accrued dividends per share on each series of the preferred stock bear to each other.

Unless all dividends on the preferred stock of each series have been paid in full, we will not declare or pay any dividends or set aside sums for payment of dividends or distributions on any common stock or on any class of security ranking junior to a series of preferred stock, except for dividends or distributions paid for with securities ranking junior to the preferred stock. We also will not redeem, purchase, or otherwise acquire any securities ranking junior to a series of preferred stock as to dividends or liquidation preferences, except by conversion into or exchange for stock ranking junior to the series of preferred stock.

Conversion or Exchange

The applicable prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock or another series of our preferred stock. The terms of any such conversion or exchange and any such preferred stock will be described in the prospectus supplement relating to such series of preferred stock.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option of or the holder thereof and may be mandatorily redeemed.

Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate, except for the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of City Holding, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the prospectus supplement;

•	as otherwise stated in the certificate of designation establishing such series; or

•	as required by applicable law.

Under regulations adopted by the Federal Reserve Board, if the holders of the preferred stock of any series become entitled to vote for the election of directors because dividends on the preferred stock of such series are in arrears, preferred stock of such series could be deemed a “class of voting securities.” In this instance, a holder of 25% or more of the preferred stock of such series could then be subject to regulation as a bank holding company in accordance with the BHC Act. A holder of 5% or more of such series that otherwise exercises a “controlling influence” over us could also be subject to regulation under the BHC Act. In addition, at any time a series of the preferred stock is deemed a class of voting securities, (1) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of the outstanding shares of such series of preferred stock, and (2) any person other than a bank holding company may be required to file with the Federal Reserve Board under the CBC Act to acquire or retain 10% or more of that series.

DESCRIPTION OF WARRANTS

In this section, we describe the general terms and provisions of the warrants for the purchase of preferred stock or common stock that we may issue. Warrants issued pursuant to this prospectus may be issued independently or together with any preferred stock or common stock. Warrants sold with other securities may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent who will be specified in the warrant agreement and in the prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

This summary of some of the terms and other provisions of the warrants that may be issued is not complete and is qualified in its entirety by reference to the applicable warrant agreement and related warrant certificate and the prospectus supplement, which both will be filed with the SEC. You should refer to this prospectus, the prospectus supplement, the warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific warrants that we may offer for the complete terms of the warrant agreement and the warrants. For more information on how you can obtain copies of the applicable warrant agreement, if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

The applicable prospectus supplement related to an issuance of warrants will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain considerations with U.S. federal income tax laws and the federal Employee Retirement Income Security Act.

Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Each warrant will entitle its holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement and warrant agreement.

After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the preferred stock or common stock purchasable upon exercise, including, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

In this section, we describe the general terms and provisions of the units that we may offer. We may issue units comprising one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•	the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units or the securities comprising those units; and

•	whether the units will be issued fully registered or in global form.

The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information.” We urge you to read the applicable unit agreement and the applicable prospectus supplement and any other offering material in their entirety.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus to or through one or more agents, underwriters, dealers or directly to purchasers on a continuous or delayed basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the times of sale, at prices related to such prevailing market prices or at negotiated prices.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement. For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:

•	the public offering price;

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	the proceeds from the sale of the securities to us;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or reallowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.

If we use underwriters in the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with SEC orders, rules and regulations and applicable law. To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. To the extent permitted by applicable law and SEC orders, rules and regulations, short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the Nasdaq Stock Market may engage in passive market making transactions in the common stock on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. Only underwriters named in the prospectus supplement are underwriters of the securities offered in the prospectus supplement. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock, which is listed on The Nasdaq Global Select Market. Unless otherwise specified in the applicable prospectus supplement, the securities will not be listed on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers or underwriters may be customers of, engage in transactions with, or perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Jackson Kelly PLLC will pass upon certain legal matters with respect to the securities offered by us from time to time pursuant to this prospectus, unless we indicate otherwise in a prospectus supplement. The name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of City Holding Company incorporated by reference in City Holding Company’s Annual Report on Form 10-K for the year ended December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act.

This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We file periodic reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our filings with the SEC are also available to the public on our website at www.cityholding.com, as well as through document retrieval services. You may read and copy any periodic reports, proxy statements or other information we file at the SEC’s public reference room in Washington, D.C., which is located at the following address: Public Reference Room, 100 F Street N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s public reference rooms.

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus, provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

(a) Our Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 15, 2012.

(b) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed on May 10, 2012, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed on August 9, 2012, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed on November 9, 2012.

(c) Our Current Reports on Form 8-K filed on March 16, 2012, March 29, 2012, April 26, 2012, April 30, 2012, June 5, 2012, June 28, 2012, August 1, 2012, August 3, 2012, August 7, 2012, September 27, 2012, and October 29, 2012.

(d) Portions of our proxy statement for the annual meeting of stockholders held on April 25, 2012, that have been incorporated by reference in our 2011 Annual Report on Form 10-K.

(e) The description of our common stock contained in our Form 8-A filed with the SEC pursuant to Sections 12(b) and 12(g) of the Exchange Act, on May 28, 1987.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address and telephone number:

City Holding Company

25 Gatewater Road

Cross Lanes, West Virginia 25313

Attention: Vikki Evans Faw

(304) 769-1100

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

CITY HOLDING COMPANY

Common Stock

Preferred Stock

Warrants

Units

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, all of which will be paid by the Registrant.

SEC Registration fee	$13,640
Legal fees and expenses	$20,000	*
Accounting fees and expenses	$9,500	*
Other	$50,000	*

TOTAL:	$93,140

*	Estimate

Item 15.	Indemnification of Directors and Officers

West Virginia law permits a West Virginia corporation, such as the Registrant, to indemnify its directors and officers in certain circumstances. West Virginia law provides as follows:

Indemnification of Directors and Officers

Section 31D-8-850 of the West Virginia Business Corporation Act provides in part that each West Virginia corporation has the power to indemnify any director against liability incurred in a proceeding against him by reason of being or having been such director (other than in an action by or in the right of the corporation) if he acted in good faith and in a manner he reasonably believed to be or not opposed to the best interests of the corporation, or, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. With respect to an action by or in the right of the corporation, except for reasonable expenses incurred in the proceeding as to which he meets the foregoing standard of conduct, a director may not be indemnified. A director also may not be indemnified unless ordered by a court if he is adjudged liable on the basis that he received a financial benefit to which he was not entitled. A West Virginia corporation may make any other or further indemnity to any such persons that may be authorized by the corporation’s articles of incorporation.

A corporation must indemnify a director who was wholly successful on the merits in the proceeding against reasonable expenses of the proceeding. A corporation may advance expenses incurred by a director in such a proceeding if he affirms he has met the standard of conduct and agrees to return the advanced expenses if it is determined he has not met this standard.

The City Holding Articles of Incorporation provide that City Holding shall indemnity any current or former officer or director of City Holding or a person serving as an officer or director of another corporation at City Holding’s request against costs and expenses incurred by him in connection with a claim or proceeding against him by reason of his being or having been an officer or director, unless the claim or proceeding relates to matters as to which the officer or director has been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to the corporation. To the extent that the Board of Directors of City Holding determines that a settlement is in City Holding’s best interests, City Holding shall reimburse the officer or director for any amounts paid in effecting the settlement and for reasonable expenses associated therewith.

Item 16.	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

4.1	Form of certificate of designation of series of preferred stock*

4.2	Form of securities and warrant agreement*

5.1	Opinion of Jackson Kelly PLLC*

8.0	Opinion as to certain federal income tax matters*

23.1	Consent of Ernst & Young LLP

23.2	Consent of Jackson Kelly PLLC (included in Exhibit 5.1)*

24	Power of Attorney of certain officers and directors (located on the signature page to the Registration Statement)

* To be filed, as applicable, by amendment or as an exhibit to a document incorporated by reference herein for the specific offering of securities, if any, to which it relates.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of West Virginia, on December 5, 2012.

CITY HOLDING COMPANY

By:	/s/ Charles R. Hageboeck
Charles R. Hageboeck President and Chief Executive Officer

By:	/s/ David L. Bumgarner
David L. Bumgarner Senior Vice President, Chief Financial Officer and Principal Accounting Officer (Principal Financial Officer)

POWER OF ATTORNEY

Each of the undersigned hereby appoints Charles R. Hageboeck as attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this Registration Statement, with any schedules or exhibits thereto, and any and all supplements or other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Philip L. McLaughlin Philip L. McLaughlin	Chairman of the Board, Director	December 5, 2012

/s/ Hugh R. Clonch Hugh R. Clonch	Director	December 5, 2012

/s/ Oshel B. Craigo Oshel B. Craigo	Director	December 5, 2012

/s/ John R. Elliot John R. Elliot	Director	December 5, 2012

/s/ William H. File, III William H. File, III	Director	December 5, 2012

/s/ Robert D. Fisher Robert D. Fisher	Director	December 5, 2012

/s/ Jay C. Goldman Jay C. Goldman	Director	December 5, 2012

/s/ Charles R. Hageboeck Charles R. Hageboeck	President and Chief Executive Officer, Director	December 5, 2012

/s/ David W. Hambrick David W. Hambrick	Director	December 5, 2012

/s/ Tracy W. Hylton, II Tracy W. Hylton, II	Director	December 5, 2012

/s/ C. Dallas Kayser C. Dallas Kayser	Director	December 5, 2012

/s/ James L. Rossi James L. Rossi	Director	December 5, 2012

/s/ Sharon H. Rowe Sharon H. Rowe	Director	December 5, 2012

/s/ David L. Bumgarner David L. Bumgarner	Senior Vice President, Chief Financial Officer and Principal Accounting Officer	December 5, 2012

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

4.1	Form of certificate of designation of series of preferred stock*

4.2	Form of securities and warrant agreement*

5.1	Opinion of Jackson Kelly PLLC*

8.0	Opinion as to certain federal income tax matters*

23.1	Consent of Ernst & Young LLP

23.2	Consent of Jackson Kelly PLLC (included in Exhibit 5.1)*

24	Power of Attorney of certain officers and directors (located on the signature page to the Registration Statement)

*	To be filed, as applicable, by amendment or as an exhibit to a document incorporated by reference herein for the specific offering of securities, if any, to which it relates.